Exhibit 10.7
CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterick ([****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.
Settlement Agreement
     1. Seagate shall receive the total payment of $[****] million payable from current parties as follows:
     (a) Atmel: $[****]
     (b) Amkor: $5 million
     (c) Sumitomo Bakelite: $[****]
     (d) ChipPAC entities: $[****]
     2. ChipPAC counsel will recommend this settlement to ChipPAC and will have until April 14, 2005 at 5:00 p.m. (PST) to confirm whether or not these terms are acceptable.
     3. Each party shall release each other party from any liability or damages arising from the allegations of the Seagate complaint or any party’s cross-complaint, or failures of Seagate drives attributed to Atmel Chips containing a Sumitomo mold compound containing inorganic phosphorous. The parties acknowledge that the cross-complaints derive from the Seagate complaint, and the release does not apply to chips sold to entities or persons other than Seagate.
     4. All pending causes of action in complaint or any cross-complaint shall be dismissed with prejudice.
     5. Standard 1542 Release.
     6. Each party bears its own attorneys fees and costs. This Agreement does not waive or alter any party’s right to recover its attorneys fees or costs from its insurers.
     7. This Agreement and its terms shall remain confidential among the parties, their counsel, their accountants and their insurers, except as required by law, by legal obligation or in a lawsuit to enforce this Agreement.
     8. The amounts paid by Sumitomo Bakelite are due to direct damages caused by product failures.

     9. The parties contemplate that they will hereafter document these material terms in a separate more formal Agreement. Should that not occur, this handwritten document shall be enforceable as a final formal Agreement.
     10. Construction of this Agreement shall be pursuant to California law, and any legal action to enforce this Agreement shall be brought in Santa Clara Superior Court.
     11. All parties deny all alleged claims, and this Agreement and its terms do not constitute an admission by any party.
     12. Standard and customary clauses re all parties participations in drafting, severability, etc. shall be included in the final formal agreement contemplated in paragraph 9 above.
     13. All party’s agreement to above terms is conditioned upon ChipPAC’s acceptance of the settlement terms above.

Seagate Technology LLC

By:

Sumitomo Bakelite Co. Ltd.

By:

ChipPAC

By:

(subject to condition in paragraph 2 above)

Amkor Technology, Inc.

By:

Atmel Corporation

By: